UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2004

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address of principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-3300

Item 9.	REGULATION FD DISCLOSURE.
Exhibit 99.1	Press Release dated February 11, 2004.

On February 11, 2004, Wellman, Inc. announced via press release announced that it has closed $625 million in new debt financings, comprised of a $175 million Revolving Credit Facility with an interest rate of LIBOR plus 250 basis points on outstanding borrowings, a 5-year, $185 million First Lien Term Loan with an interest rate of LIBOR plus 400 basis points and a 6-year, $265 million Second Lien Term Loan with an interest rate of LIBOR plus 675 basis points. These financings are secured by the Company's domestic assets. Net proceeds from these credit facilities were used to repay substantially all of the Company's existing indebtedness and certain other contractual obligations. In the first quarter of 2004, the Company expects to incur approximately $47 million in pretax charges, or approximately $0.95 per share after tax, resulting from the new financings and costs associated with the financings that were repaid. After closing the new debt financing, the Company had approximately $490 million in outstanding debt.

This Form 8-K and the attached exhibit are provided under Item  9 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 11, 2004

Wellman, Inc.
By: /s/Mark J. Ruday Mark J. Ruday Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 11, 2004